Zeller Weiss & Kahn, LLP
CERTIFIED PUBLIC ACCOUNTANTS

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
1084 Route 22 West           Melvin H. Zeller, CPA        Stephen E. Rosenthal, CPA    Philip E. Hunrath, CPA
Mountainside, NJ 07092       Harold N. Binenstock, CPA    Alfred J. Padovano, CPA      Peter J. Quigley, CPA
TEL: 908-789-0011
FAX: 908-789-0027
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November 23, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the information included in item 4.01 of the Form 8-K dated November 22, 2004 of Creative Bakeries, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                              Very truly yours,

                                              ZELLER WEISS & KAHN, LLP